UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2022

ATAI LIFE SCIENCES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-40493	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Mindspace

Krausenstraße 9-10

10117 Berlin, Germany

(Address of principal executive offices) (Zip Code)

+49 89 2153 9035

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, €0.10 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities

As previously disclosed by ATAI Life Sciences N.V. (the “Company”), in November 2018 and October 2020, ATAI Life Sciences AG (“ATAI AG”) issued an aggregate principal amount of €1.0 million of convertible notes in a notional amount of €1.00 each (the “2018 Notes”), each such 2018 Note convertible into one common share of ATAI AG at a conversion price of €17.00 per common share (an “ATAI AG Conversion Share”).

In connection with the 2018 Notes, on July 28, 2022, the Company entered into a Notes Conversion Agreement (the “Agreement”), by and among the Company, Kendall Capital Markets, LLC (“Kendall”) and ATAI AG. Pursuant to the Agreement, Kendall will convert 210,000 of its 2018 Notes into ATAI AG Conversion Shares in exchange for an aggregate payment of €3,570,000. In addition, pursuant to the Agreement, concurrent with the conversion of the 2018 Notes into ATAI AG Conversion Shares, the ATAI AG Conversion Shares will be exchanged into 3,360,000 common shares, par value €0.10 per share, of the Company through a transfer and sale arrangement.

No underwriter or underwriting discount was involved in the issuance of the common shares of the Company. The Agreement and the common shares of the Company issued in connection with the above transactions were offered and sold in transactions that were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAI LIFE SCIENCES N.V.

Date: August 1, 2022	By:	/s/ Florian Brand
	Name:	Florian Brand
	Title:	Chief Executive Officer